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Exhibit 10.1

FORM OF VOTING AGREEMENT

(Optium Stockholder)

        THIS VOTING AGREEMENT is made and entered into as of May 15, 2008 by and between Finisar Corporation, a Delaware corporation ("Finisar"), and the undersigned stockholder (the "Stockholder") of Optium Corporation, a Delaware corporation ("Optium").

RECITALS

        A.    Concurrently with the execution of this Agreement, Finisar, Fig Combination Corporation, a Delaware corporation and wholly-owned subsidiary of Finisar ("Sub"), and Optium have entered into an Agreement and Plan of Merger (the "Merger Agreement"), providing for the merger of Sub with and into Optium (the "Merger"), pursuant to which Optium will become a wholly-owned subsidiary of Finisar;

        B.    The Stockholder is the holder of record or beneficial owner of the number of shares of the Common Stock of Optium indicated on the final page of this Agreement (the "Shares");

        C.    In connection with the Merger, Finisar will acquire the Stockholder's entire equity interest in Optium and the Stockholder will receive in exchange an equity interest in Finisar; and

        D.    In consideration of and to induce the execution of the Merger Agreement by Finisar, the Stockholder agrees not to sell or otherwise dispose of any shares of Optium stock held by the Stockholder and to vote the Shares so as to facilitate consummation of the Merger, as more fully described below.

        NOW, THEREFORE, in consideration of the mutual promises and the mutual covenants and agreements contained herein, the parties agree as follows:

        1.    Agreement to Retain Shares.    The Stockholder agrees not to transfer, pledge, sell, exchange or offer to transfer or sell or otherwise dispose of or encumber any of the Shares at any time prior to the Expiration Date, as defined herein. The "Expiration Date" shall mean the earlier of (i) the date and time on which the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement, (ii) the date and time on which the Merger Agreement shall be terminated pursuant to its terms, or (iii) the date and time on which an Optium Board Recommendation Change (as defined in the Merger Agreement) occurs. Notwithstanding the foregoing, the Stockholder may make (a) transfers by will or by operation of law, in which case this Agreement shall bind the transferee, (b) transfers in connection with estate and charitable planning purposes, including transfers to relatives, trusts, and charitable organizations, subject to the transferee agreeing in writing to be bound by the terms of, and perform the obligations of the Stockholder under, this Agreement and the Proxy (as defined in Section 3), (c) transfers to Optium to satisfy withholding tax obligations upon the vesting of shares of restricted stock and (d) any sale of Shares issuable upon exercise of a stock option that would otherwise expire in accordance with its terms but for the exercise thereof if such sale is effected substantially concurrently with such exercise and in compliance with Optium's policies and applicable law.

        2.    Agreement to Vote Shares.    At any meeting of the Optium stockholders called with respect to any of the following, and at any adjournment thereof, and with respect to any written consent solicited with respect to any of the following, the Stockholder agrees to vote the Shares: (i) in favor of the adoption and approval of the Merger Agreement and the Merger and all other transactions contemplated by the Merger Agreement as to which stockholders of Optium are called upon to vote or consent and (ii) against (A) approval of any proposal made in opposition to or in competition with consummation of the Merger and the Merger Agreement, (B) any merger, consolidation, sale of assets, reorganization or recapitalization involving Optium (other than the Merger), and (C) any liquidation, dissolution or winding up of Optium (each of the foregoing being referred to as an "Opposing Proposal"). The Stockholder, as the holder of voting stock of Optium agrees to be present, in person or by proxy, at all meetings of stockholders of Optium which relate to the Merger or an Opposing Proposal so that all Shares are counted for the purposes of determining the presence of a quorum at such meetings. This Agreement is intended to bind the Stockholder only with respect to the specific matters set forth herein, and shall not prohibit the Stockholder from acting in accordance with any fiduciary duties the Stockholder may have as an officer or director of Optium.

        3.    Irrevocable Proxy.    Concurrently with the execution of this Agreement, the Stockholder agrees to deliver to Finisar a proxy in the form attached hereto as Annex A (the "Proxy"), which shall be irrevocable to the extent provided therein; provided that the Proxy shall be automatically revoked upon termination of this Agreement in accordance with its terms.

        4.    Additional Purchases.    For purposes of this Agreement, the term "Shares" shall include any shares of Optium capital stock which the Stockholder purchases or otherwise acquires after the execution of this Agreement and prior to the Expiration Date.

        5.    Representations, Warranties and Covenants of the Stockholder.    The Stockholder hereby represents, warrants and covenants to Finisar as follows:

          5.1    Ownership of Shares.    Except as specifically described on Annex B to this Agreement, the Stockholder (i) is the holder and beneficial owner of the Shares, which at the date hereof and at all times until the Expiration Date will be free and clear of any liens, claims, options, charges or other encumbrances, (ii) does not beneficially own any shares of stock of Optium other than the Shares and (iii) has full power and authority to make, enter into, deliver and carry out the terms of this Agreement and the Proxy.

          5.2    Validity; No Conflict.    This Agreement constitutes the legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors' rights generally and by general principles of equity. Neither the execution of this Agreement by the Stockholder nor the consummation of the transactions contemplated hereby will result in a breach or violation of the terms of any agreement by which the Stockholder is bound or of any decree, judgment, order, law or regulation now in effect of any court or other governmental body applicable to the Stockholder.

          5.3    No Voting Trusts or Agreements.    Between the date of this Agreement and the Expiration Date, the Stockholder will not, and will not permit any entity under the Stockholder's control to, deposit any shares of Optium capital stock held by the Stockholder or such entity in a voting trust or subject any shares of Optium capital stock held by the Stockholder or such entity to any arrangement or agreement with respect to the voting of such shares of capital stock, other than agreements entered into with Finisar, unless the trustee of such trust agrees in writing to be bound by the terms of this Agreement.

          5.4    No Proxy Solicitations.    Between the date hereof and the Expiration Date, the Stockholder will not (a) solicit proxies or become a participant in a "solicitation" (as such term is defined in Rule 14a-11 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) with respect to an Opposing Proposal, (b) initiate a stockholders' vote or action by written consent of Optium stockholders with respect to an Opposing Proposal or (c) become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of Optium with respect to an Opposing Proposal.

        6.    Representations, Warranties and Covenants of Finisar.    Finisar represents, warrants and covenants to the Stockholder as follows:

          6.1    Due Authorization.    This Agreement has been authorized by all necessary corporate action on the part of Finisar and has been duly executed by a duly authorized officer of Finisar.

          6.2    Validity; No Conflict.    This Agreement constitutes the legal, valid and binding obligation of Finisar, enforceable against Finisar in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally and by general principles of equity. Neither the execution of this Agreement by Finisar nor the consummation of the transactions contemplated hereby will result in a breach or violation of the terms of any agreement by which Finisar is bound or of any decree, judgment, order, law or regulation now in effect of any court or other governmental body applicable to Finisar.

        7.    Additional Documents.    The Stockholder and Finisar hereby covenant and agree to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Finisar's legal counsel or the Stockholder, as the case may be, to carry out the intent of this Agreement.

        8.    No Agreement Until Executed.    Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement and/or the Proxy shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Board of Directors of Optium has approved, for purposes of any applicable anti-takeover laws and regulations, and any applicable provision of the certificate of incorporation of Optium, the possible consummation of the Merger, (b) the Merger Agreement is executed by all parties thereto, and (c) this Agreement is executed by all parties hereto.

        9.    Miscellaneous.

          9.1    Severability.    If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          9.2    Binding Effect and Assignment.    This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by any of the parties without the prior written consent of the other.

          9.3    Amendments and Modifications.    This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

          9.4    Specific Performance: Injunctive Relief.    The parties hereto acknowledge that Finisar will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies which may be available to Finisar upon such violation, Finisar shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to it at law or in equity.

          9.5    Notices.    All notices, requests, claims, demands and other communications hereunder shall be in writing and sufficient if delivered in person, by commercial overnight courier service or by confirmed telecopy to the respective parties as follows:

If to Finisar:	Finisar Corporation 1389 Moffett Park Drive Sunnyvale, CA 94089 Attn: Chief Executive Officer Telephone: (408) 548-1000 Fax: (408) 541-4154

With a copy to:	DLA Piper US LLP 2000 University Avenue East Palo Alto, CA 94303 Attn: Dennis C. Sullivan, Esq. Telephone: (650) 833-2243 Fax: (650) 833-2001
If to Stockholder:	To the address for notice set forth on the last page hereof
With a copy to:	Optium Corporation 200 Precision Drive Horsham, PA 19044 Attn: Chief Executive Officer Telephone: (267) 803-3800 Fax: (267) 803-1690
With a copy to:	Goodwin Procter LLP Exchange Place 53 State Street Boston, MA 02109 Attn: John J. Egan, III, P.C. Telephone: (617) 570-1514 Fax: (617) 523-1231

  or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

          9.6    Governing Law.    This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware without giving effect to principles of conflicts of law.

          9.7    Entire Agreement.    This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

          9.8    Counterparts.    This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

          9.9    Effect of Headings.    The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

          9.10    Beneficial Ownership.    For all purposes under this Agreement, the terms "beneficial owner" or "beneficially own" shall have the meaning ascribed to those terms in Section 1(c) of the Rights Agreement between Finisar and American Stock Transfer & Trust Company dated as of September 25, 2002; provided however, that for purposes of this Agreement, such term shall also mean those shares of Common Stock of Optium that are issuable upon exercise of stock options or vesting of restricted stock units currently held by the Stockholder, whether or not exercisable or vesting within 60 days of this Agreement.

          9.11    Termination.    Notwithstanding anything else in this Agreement, this Agreement and the Proxy, and all obligations of the Stockholder under either of them, shall automatically terminate as of the Expiration Date.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

FINISAR CORPORATION
By:
Title:
STOCKHOLDER
(Signature)
(Printed Name)
Address:

Shares Beneficially Owned:

[Signature Page to Optium Stockholder Voting Agreement]

ANNEX A

IRREVOCABLE PROXY

        The undersigned stockholder of Optium Corporation, a Delaware corporation ("Optium"), hereby irrevocably appoints and constitutes the members of the Board of Directors of Finisar Corporation, a Delaware corporation ("Finisar"), and each of them (the "Proxyholders"), the agents and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the shares of capital stock of Optium beneficially owned by the undersigned, which shares are listed below (the "Shares"), and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof and prior to the date this proxy terminates, to vote the Shares as follows:

        The agents and proxies named above are empowered at any time prior to termination of this proxy to exercise all voting rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at every annual, special or adjourned meeting of Optium stockholders, and in every written consent in lieu of such a meeting, or otherwise, if and to the extent the undersigned stockholder is unable or unwilling to perform his, her or its obligations under the Voting Agreement dated as of May 15, 2008 between the undersigned and Finisar (the "Voting Agreement") or has not voted any of the Shares in accordance with the Voting Agreement by the scheduled commencement of the Optium Stockholders' Meeting (or, if Optium has announced, in accordance with the Merger Agreement, any adjournment or postponement thereof prior to the exercise of such rights by the agents and proxies named above, then prior to the scheduled commencement of the adjourned or postponed Optium Stockholders' Meeting),

          1.     In favor of (i) the adoption and approval of the Merger (as defined in the Voting Agreement) and that certain Agreement and Plan of Merger dated as of May 15, 2008 by and among Finisar, Optium and Fig Combination Corporation, a Delaware corporation and wholly-owned subsidiary of Finisar (the "Merger Agreement"), and (ii) all other transactions contemplated by the Merger Agreement as to which stockholders of Optium are called upon to vote or consent, and

          2.     Against (i) approval of any proposal made in opposition to or in competition with consummation of the Merger and the Merger Agreement, (ii) any merger, consolidation, sale of assets, reorganization or recapitalization involving Optium (other than the Merger), and (iii) any liquidation, dissolution or winding up of Optium.

        The Proxyholders may not exercise this proxy with respect to any other matter. The undersigned stockholder may vote the Shares on all such other matters.

        The proxy granted by the undersigned stockholder to the Proxyholders hereby is granted as of the date of this Agreement in order to secure the obligations of the stockholder set forth in Section 2 of the Voting Agreement, and is irrevocable and coupled with an interest in such obligations and in the interests in Optium to be purchased and sold pursuant to the Merger Agreement. This proxy will automatically terminate upon the termination of the Voting Agreement in accordance with its terms.

        Upon the execution hereof, all prior proxies given by the undersigned stockholder with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof are hereby revoked and no subsequent proxies will be given until such time as this proxy shall be terminated in accordance with its terms.

        Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned. The undersigned stockholder authorizes the Proxyholders to file this proxy and any substitution or revocation of substitution with the Secretary of Optium and with any Inspector of Elections at any meeting of the stockholders of Optium.

        All capitalized terms that are not otherwise defined herein shall have the meaning ascribed to such terms in the Voting Agreement.

        This proxy is irrevocable and shall survive the insolvency, incapacity, death or liquidation of the undersigned.

Dated: May 15, 2008	STOCKHOLDER
(Signature)
(Printed Name)
Shares Beneficially Owned:

2

ANNEX B

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  Exhibit 10.1
FORM OF VOTING AGREEMENT (Optium Stockholder)
RECITALS
ANNEX A IRREVOCABLE PROXY
ANNEX B